Exhibit 99.1

News Release

Release Date:	Tuesday, July 24, 2012

Release Time:	At Market Close

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Reports 2012 Second Quarter Operating Results (unaudited)

Oneida, NY, July 24, 2012 - Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced second quarter operating results. Net income for the three months ended June 30, 2012 was $1.9 million, or $0.28 diluted earnings per share, compared to $1.7 million, or $0.24 diluted earnings per share, for the three months ended June 30, 2011. The increase in net income during the respective second quarter periods is primarily the result of an increase in non-interest income, an increase in net investment gains and a decrease in provision for loan losses, partially offset by a decrease net interest income, an increase in non-interest expenses and an increase in income tax provision.

Net income for the six months ended June 30, 2012 was $3.9 million or $0.57 diluted earnings per share, as compared with $3.1 million or $0.44 diluted earnings per share for the same period in 2011. Net income from operations for the six months ended June 30, 2012, excluding non-cash gains and losses, as referenced in the table below, was $3.4 million or $0.50 basic earnings per share. This compares to net income from operations for the six months ended June 30, 2011 of $2.7 million or $0.38 basic earnings per share. The increase of 25.7% in operating earnings during the six month period of 2012 as compared with the same period last year was primarily the result of an increase in non-interest income, a decrease in provision for loan losses and an increase in gains from the sale of investments partially offset by an increase in non-interest expense and an increase in the provision for income taxes.

Key Balance Sheet Changes at June 30, 2012

•	The Bank is well capitalized at June 30, 2012 with a Tier 1 leverage ratio of 9.86% and a total risk-based capital ratio of 16.57%. The Company’s average equity ratio as a percent of average assets was 13.00% at June 30, 2012 compared to 12.90% at June 30, 2011.
•	Deposit accounts totaled $560.6 million at June 30, 2012, an increase of $10.0 million from December 31, 2011. Total deposits also increased $14.9 million from June 30, 2011, representing an increase of $29.5 million in retail deposits partially offset by a decrease of $14.6 million in municipal deposits over the past twelve months.
•	Net loans receivable totaled $293.9 million at June 30, 2012 compared to $286.6 million at December 31, 2011 and $282.2 million at June 30, 2011. The increase in net loan balances over the past twelve months reflect the Company’s continued loan origination efforts partially offset by loan sales activity. The Company has sold $29.4 million in fixed rate residential loans, which represents the majority of the Company’s fixed-rate residential loan origination volume, during the trailing twelve months ended June 30, 2012.

•	Investment and mortgage-backed securities totaled $271.8 million at June 30, 2012, an increase of $31.0 million from December 31, 2011, and an increase of $10.5 million from June 30, 2011. The increase in investment and mortgage-backed securities is primarily the result of the increase in total deposits.
•	Borrowings outstanding were $14.0 million at June 30, 2012 an increase of $2.0 million from June 30, 2011.
•	Total equity at June 30, 2012 was $90.4 million, an increase of $2.5 million from December 31, 2011 and a decrease of $331,000 from June 30, 2011. The change in total equity is the result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities, partially offset by a repurchase by the Bank of $2.5 million of a non-controlling minority interest in a subsidiary, the completion of the Company’s stock repurchase program whereby 352,677 shares of common stock were reacquired and the declaration of cash dividends during the trailing twelve month period.

Key Operating items for second quarter 2012 include:

•	Net interest income was $4.9 million for the three months ended June 30, 2012 compared to $5.0 million for the three months ended June 30, 2011. Net interest margin was 3.32% for the second quarter of 2012 compared to 3.38% for the second quarter of 2011.
•	Non-interest income was $6.5 million for the three months ended June 30, 2012 compared to $6.3 million for the three months ended June 30, 2011. This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $336,000 to $5.4 million in the second quarter of 2012 compared to $5.1 million in the comparable 2011 period.
•	Non-cash increase in the fair value recognized on trading (equity) securities was $241,000 for the three months ended June 30, 2012 compared to a non-cash increase of $393,000 for the three months ended June 30, 2011. There were no impairment charges recorded in the second quarter 2012 compared with $81,000 in non-cash charges on certain investment securities recorded in the second quarter of 2011.
•	Noninterest expense increased to $9.0 million for the three months ended June 30, 2012 compared to $8.8 million for the comparable period in 2011. This increase was primarily the result of an increase in other costs of operations.

Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. is pleased to report another quarter of improved net income and continued growth in our banking and insurance businesses.” Kallet continued, “Oneida Savings Bank continues to exemplify the distinction between a Wall Street bank and a Main Street bank which has allowed us to faithfully serve the communities of Central New York for the past 146 years.” Kallet stated, “The success of our insurance and financial services subsidiaries, Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., continue to position Oneida Financial Corp. as a diversified banking and financial services company.” Kallet concluded, “The result is a strong and vital financial institution, fully prepared to meet the economic challenges of the future.”

Net Interest Income and Margin

Second quarter 2012 compared with second quarter 2011

Net interest income was $4.9 million for the second quarter of 2012, a decrease of $93,000 from the second quarter of 2011. The net interest margin was 3.32% for the second quarter of 2012, compared to 3.38% for the second quarter of 2011. The decrease in net interest margin is primarily the result of a decrease in the yield on interest-earning assets of 20 basis points to 3.87% combined with a decrease in average interest-earning assets of $628,000. Partially offsetting these decreases in asset yield and volume, the cost of interest-bearing liabilities decreased 16 basis points to 0.64% while average interest-bearing liabilities decreased $1.2 million. The average cost of interest-bearing deposits decreased 15 basis points to 0.56% for the second quarter of 2012 as compared to the second quarter of 2011.

Second quarter 2012 compared with linked quarter ended March 31, 2012

Net interest income for the quarter ended June 30, 2012, increased $55,000 from the quarter ended March 31, 2012. The increase in net interest income reflects our increased level of average interest earning assets partially offset by a 6 basis point decrease in net interest margin from 3.38% for the quarter ended March 31, 2012. The yield on interest-earning assets decreased 8 basis points from 3.95% for the quarter ended March 31, 2012 while the cost of interest-bearing liabilities decreased 2 basis points from 0.66% during the first quarter of 2012 to 0.64% during the second quarter of 2012.

Year-to-date comparison 2012 to 2011

On a fiscal year-to-date basis, net interest income decreased $67,000 for the six month period ended June 30, 2012, as compared to the same period in 2011. The decrease in net interest income is the result of a decrease in average interest-earning assets of $2.9 million to $584.7 million for the six months ended June 30, 2012 compared with the same period in 2011 while maintaining a consistent net interest margin of 3.35% during both six month periods.

Provision for loan losses

Second quarter 2012 compared with second quarter 2011

During the second quarter of 2012, the Company made a $150,000 provision for loan losses as compared with a $550,000 provision for loan losses during the second quarter of 2011. Net charge-offs during the current quarter of $651,000 were primarily the result of the charge-off of a specifically reserved impaired commercial real estate loan relationship with a principal balance of $836,000. The decreased provision for loan losses made in the second quarter of 2012 is primarily the result of a decrease in nonperforming loans as compared with the second quarter of 2011. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions. Net loan charge-offs as a percentage of average loans decreased to 0.22% for the second quarter of 2012 compared with 0.76% for the same period in 2011. The charge-off of the previously discussed commercial real estate loan resulted in a decrease in non-performing loans to 0.24% of total loans at June 30, 2012 from 0.62% at June 30, 2011. The ratio of the loan loss allowance to loans receivable was 0.85% at June 30, 2012 compared to 1.09% at June 30, 2011. The decrease in the allowance ratio also reflects the current period charge-off previously discussed.

Second quarter 2012 compared with linked quarter ended March 31, 2012

The provision for loan losses of $150,000 during the second quarter of 2012 is consistent with the provision for loan losses incurred in the linked prior quarter. Non-performing loans to total loans were 0.24% at June 30, 2012 as compared with 0.58% at March 31, 2012. The ratio of the loan loss allowance to loans receivable was 0.85% at June 30, 2012 compared to 1.05% at March 31, 2012. The decrease in both ratios reflects the second quarter 2012 charge-off previously discussed.

Year-to-date comparison 2012 to 2011

Provision for loan losses totaled $300,000 for the six months ended June 30, 2012 as compared with $950,000 in the same period of 2011.

Non-interest Income

Second quarter 2012 compared with second quarter 2011

Non-interest income totaled $6.5 million for the second quarter of 2012, an increase of $229,000 from $6.3 million in the second quarter of 2011. The increase was primarily due to an increase of $336,000 or 6.6% in commissions and fees on the sales of non-bank products through the Bank’s insurance and financial service subsidiaries. The increase in non-interest income was partially offset by a decrease of $34,000 in service charges on deposit accounts to $642,000 for the second quarter of 2012 from $676,000 for the same period in 2011 despite the increase in total deposits.

Second quarter 2012 compared with linked quarter ended March 31, 2012

Non-interest income decreased $292,000 from $6.8 million on a linked-quarter basis, reflecting a decrease in commissions and fees on the sales of non-bank products of $83,000 and a decrease in loan sale and servicing income in the second quarter of 2012 of $162,000 in the current quarter as compared with the second quarter of 2011. The decrease in loan sale and servicing income is the result of the Bank’s decision to retain a portion of fixed-rate residential real estate loan originations with maturities of 15 years or less.

Year-to-date comparison 2012 to 2011

Non-interest income totaled $13.4 million for the six months ended June 30, 2012 as compared with $12.3 million in the same period of 2011, an increase of 8.9%. For the six months ended June 30, 2012 commissions and fees on the sales of non-bank products increased $894,000 from the same period in 2011. Loan sale and servicing income increased $167,000 in the six months ended June 30, 2012 as compared with same period in 2011. The Bank sells substantially all of its fixed-rate residential mortgage loan originations with maturities exceeding 15 years on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. The volume of fixed-rate residential mortgage loan originations has increased in the current year as compared with the 2011 period.

Net Investment Gains (Losses)

Second quarter 2012 compared with second quarter 2011

Net investment gains of $60,000 were recorded in the second quarter of 2012 compared with net investment gains of $16,000 in the second quarter of 2011. During the second quarter of 2012 eight trust preferred securities were reviewed for other-than-temporary impairment with the result yielding no impairment in trust preferred securities as compared with a non-cash impairment charge of $30,000 in the second quarter of 2011. The trust preferred securities owned by the Bank are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions. The Bank also reviewed the privately-issued collateralized mortgage obligation (“CMO”) portfolio in both periods for possible other-than-temporary impairment resulting in no impairment charge recorded in the current period compared with a non-cash impairment charge of $51,000 in the second quarter of 2011. During the second quarter of 2012 the Company realized $60,000 of investment gains, this compares to realized gains of $97,000 partially offset by the impairment charges previously discussed during the three months ended June 30, 2011 upon the sale of certain investment and mortgage-backed securities.

Second quarter 2012 compared with linked quarter ended March 31, 2012

During the linked quarter ended March 31, 2012, the Company realized net investment gains of $97,000 as compared with $60,000 in realized investment gains in the three months ended June 30, 2012. The Company has not recorded any other-than-temporary investment impairment charges during 2012.

Year-to-date comparison 2012 to 2011

For the six months ended June 30, 2012 the Company has recorded net investment gains of $157,000 as compared with net investment losses of $208,000 during the six months ended June 30, 2011. The losses recorded in the 2011 period are the result of $285,000 in non-cash other-than-temporary impairment charges recorded partially offset by net gains realized on the sale of mortgage-backed and investment securities.

Change in the Fair Value of Investments

Second quarter 2012 compared with second quarter 2011

The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the three months ended June 30, 2012, the market value of the Company’s trading securities increased $241,000 as compared with an increase of $393,000 in the second quarter of 2011.

Second quarter 2012 compared with linked quarter ended March 31, 2012

During the linked quarter ended March 31, 2012, the Company recorded a non-cash adjustment of $436,000 reflecting an increase in market value of the Company’s trading securities at the end of the second quarter of 2012.

Year-to-date comparison 2012 to 2011

For the six month period ended June 30, 2012 a positive net fair value adjustment of $677,000 reflects the increase in market value of the Bank’s trading securities at June 30, 2012 from the most recent year end. This compares with a net increase in the fair value for the same 2011 period of $823,000.

The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and the non-cash impairment charges recorded as net investment losses in each period.

Reported Results
(including non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	Year to Date	Year to Date
	June 30,	June 30,
	2012	2011
Net interest income	$9,785	$9,852
Provision for loan losses	300	950
Investment gains/(losses)	157	(208)
Change in fair value of investments	677	823
Non-interest income	13,362	12,343
Non-interest expense	18,414	17,714
Income tax provision	1,367	1,037
Net income	$3,900	$3,109
Net income per
basic share	$0.57	$0.44

Operating Results / Non-GAAP
(excluding non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	Year to Date	Year to Date
	June 30,	June 30,
	2012	2011
Net interest income	$9,785	$9,852
Provision for loan losses	300	950
Investment gains	157	78
Non-interest income	13,362	12,343
Non-interest expense	18,414	17,714
Income tax provision	1,190	902
Net income	$3,400	$2,707
Net income per
basic share	$0.50	$0.38

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Non-interest Expense

Second quarter 2012 compared with second quarter 2011

Non-interest expense was $9.0 million for the three months ended June 30, 2012 as compared with $8.8 million during the second quarter of 2011. The increase in noninterest expense was primarily due to an increase in operating expenses associated with the increase in sales of insurance and other non-banking products through our subsidiaries.

Second quarter 2012 compared with linked quarter ended March 31, 2012

Non-interest expense decreased $349,000 in the second quarter of 2012 as compared with the linked prior quarter. The decrease in non-interest expense was primarily due to a decrease in compensation and employee benefit expenses combined with decreases in other non-interest expenses.

Year-to-date comparison 2012 to 2011

Non-interest expense totaled $18.4 million for the six months ended June 30, 2012 as compared with $17.7 million in the same period of 2011. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation and employee benefit and other selling expenses.

Income Taxes

The Company’s effective tax rate was 26.2% for the second quarter of 2012 as compared with an effective tax rate of 27.3% for the second quarter of 2011. For the linked quarter ended March 31, 2012, the Company’s effective tax rate was 25.7%. The higher effective tax rate for the quarter ended June 30, 2012 was due to changes in the bank’s tax exempt and tax preferred investment income and the overall tax rate in effect for the year. For the prior year ended December 31, 2011 the Company’s effective tax rate was 25.4%.

About Oneida Financial Corp.

The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management. Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company’s web site at www.oneidafinancial.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter ended June 30, 2012 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands except per share data)	2012	2012	2011	2011	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$676,274	$699,774	$663,713	$678,326	$658,151
Cash and cash equivalents	16,336	51,223	40,572	41,824	20,427
Loans receivable, net	293,905	286,067	286,604	288,884	282,212
Mortgage-backed securities	115,630	102,745	92,755	108,180	107,553
Investment securities	156,140	165,209	148,049	147,070	153,734
Trading securities	7,687	7,446	7,010	6,970	7,635
Goodwill and other intangibles	24,774	24,857	24,947	25,043	25,139
Interest bearing deposits	487,367	511,982	481,505	486,076	478,360
Non-interest bearing deposits	73,274	76,466	69,119	70,518	67,340
Borrowings	14,000	11,000	11,000	11,000	12,000
Total equity	90,417	88,911	87,961	89,171	90,748

Book value per share
(end of period)	$13.41	$13.00	$12.87	$12.81	$12.89
Tangible value per share
(end of period)	$9.74	$9.37	$9.22	$9.27	$9.30

	Quarter Ended		Year to Date
Selected Operating Data:	Jun 30,	Jun 30,	Jun 30,	Jun 30,
(in thousands except per share data)	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,760	$3,852	$7,568	$7,783
Interest and dividends
on investments	1,973	2,177	3,850	4,237
Interest on fed funds	7	5	13	13
Total interest income	5,740	6,034	11,431	12,033
Interest expense:
Interest on deposits	701	886	1,408	1,914
Interest on borrowings	119	135	238	267
Total interest expense	820	1,021	1,646	2,181
Net interest income	4,920	5,013	9,785	9,852
Provision for loan losses	150	550	300	950
Net interest income after
provision for loan losses	4,770	4,463	9,485	8,902
Net investment gains (losses)	60	16	157	(208)
Change in fair value of investments	241	393	677	823
Non-interest income:
Service charges on deposit accts	642	676	1,274	1,277
Commissions and fees on sales
of non-banking products	5,420	5,084	10,923	10,029
Other revenue from operations	473	546	1,165	1,037
Total non-interest income	6,535	6,306	13,362	12,343
Non-interest expense
Salaries and employee benefits	5,830	5,793	11,864	11,380
Equipment and net occupancy	1,128	1,204	2,334	2,418
Intangible amortization	83	96	173	199
Other costs of operations	1,991	1,752	4,043	3,717
Total non-interest expense	9,032	8,845	18,414	17,714
Income before income taxes	2,574	2,333	5,267	4,146
Income tax provision	675	637	1,367	1,037
Net income	$1,899	$1,696	$3,900	$3,109
Net income per common
share ( EPS – Basic )	$0.28	$0.24	$0.57	$0.44
Net income per common
share ( EPS – Diluted)	$0.28	$0.24	$0.57	$0.44
Cash dividends paid	$0.12	$0.12	$0.24	$0.24

	Second	First	Fourth	Third	Second
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2012	2012	2011	2011	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,760	$3,808	$3,867	$3,939	$3,852
Interest and dividends
on investments	1,973	1,877	1,893	2,043	2,177
Interest on fed funds	7	6	4	3	5
Total interest income	5,740	5,691	5,764	5,985	6,034
Interest expense:
Interest on deposits	701	707	775	823	886
Interest on borrowings	119	119	121	123	135
Total interest expense	820	826	896	946	1,021
Net interest income	4,920	4,865	4,868	5,039	5,013
Provision for loan losses	150	150	50	50	550
Net interest income after
provision for loan losses	4,770	4,715	4,818	4,989	4,463
Net investment gains	60	97	86	180	16
Change in fair value of investments	241	436	40	(665)	393
Non-interest income:
Service charges on deposit accts	642	632	660	649	676
Commissions and fees on sales
of non-banking products	5,420	5,503	5,134	4,259	5,084
Other revenue from operations	473	692	853	757	546
Total non-interest income	6,535	6,827	6,647	5,665	6,306
Non-interest expense
Salaries and employee benefits	5,830	6,034	6,100	5,585	5,793
Equipment and net occupancy	1,128	1,206	1,258	1,162	1,204
Intangible amortization	83	90	96	96	96
Other costs of operations	1,991	2,051	1,946	1,981	1,752
Total non-interest expense	9,032	9,381	9,400	8,824	8,845
Income before income taxes	2,574	2,694	2,191	1,345	2,333
Income tax provision	675	692	527	389	637
Net income	$1,899	$2,002	$1,664	$956	$1,696
Net income per common
share ( EPS – Basic )	$0.28	$0.29	$0.24	$0.14	$0.24
Net income per common
share ( EPS – Diluted)	$0.28	$0.29	$0.24	$0.14	$0.24
Cash dividends paid	$0.12	$0.12	$0.12	$0.12	$0.12

	At	At	At	At	At
Selected Financial Ratios (1)	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
and Other Data	2012	2012	2011	2011	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance Ratios:
Return on average assets	1.11%	1.20%	1.01%	0.58%	1.00%
Return on average equity	8.50%	9.03%	7.43%	4.20%	7.75%
Return on average tangible equity	11.77%	12.57%	10.31%	5.80%	10.89%
Interest rate spread (2)	3.23%	3.29%	3.31%	3.44%	3.27%
Net interest margin (3)	3.32%	3.38%	3.40%	3.54%	3.38%
Efficiency ratio (4)	78.12%	77.98%	80.80%	81.54%	77.29%
Non-interest income to average assets	3.80%	4.14%	4.03%	3.45%	3.72%
Non-interest expense to average assets	5.26%	5.55%	5.69%	5.38%	5.22%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	115.39%	114.91%	115.58%	116.04%	115.24%
Average equity to average total assets	13.00%	13.26%	13.56%	13.87%	12.90%
Equity to total assets (end of period)	13.37%	12.71%	13.25%	13.15%	13.79%
Tangible equity to tangible assets	10.08%	9.49%	9.86%	9.82%	10.36%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	0.67%	0.75%	0.79%	0.78%	0.88%
Nonperforming loans to
total loans	0.24%	0.58%	0.50%	0.59%	0.62%
Net charge-offs to average loans	0.22%	0.02%	0.09%	0.01%	0.76%
Allowance for loan losses to
loans receivable	0.85%	1.05%	1.02%	1.08%	1.09%
Allowance for loan losses to
nonperforming loans	351.97%	179.31%	201.81%	181.24%	174.43%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	16.57%	16.05%	15.62%	15.33%	15.97%
Tier 1 capital
to risk weighted assets	15.96%	15.32%	14.91%	14.57%	15.20%
Tier 1 capital
to average assets	9.86%	9.84%	9.62%	9.37%	9.27%

1	- Ratios are annualized where appropriate.
2	- The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
3	- The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4	- The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net impairment losses, net investment gains(losses) and changes in the fair value of trading securities.
5	- Non-performing assets include non-performing loans and non-accrual trust preferred securities.